EXHIBIT 23.2

The Board of Directors
VISTA Information Solutions, Inc.
San Diego, California

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated March 17, 1995, which expresses an unqualified opinion on the financial statements and includes an explanatory paragraph relating to substantial doubt about Vista Environmental Information, Inc.'s ability to continue as a going concern, appearing in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP
San Diego, California
August 1, 1996


                                   PAGE II-9